EXHIBIT 5.2

                              PIPER & MARBURY
                                  L.L.P.
                           CHARLES CENTER SOUTH                    WASHINGTON
                          36 SOUTH CHARLES STREET                   NEW YORK
                      BALTIMORE, MARYLAND 21201-3018              PHILADELPHIA
                               410-539-2530                          EASTON
                             FAX: 410-539-0489                       LONDON



                            September 28, 1995

SunAmerica Inc.
One SunAmerica Center
Century City, California 90067-6022

Ladies and Gentlemen:

     We have acted as counsel to SunAmerica Inc., a Maryland corporation (the "Company"), in connection with the preparation of Registration Statement on Form S-3 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") under the Securities Act of 1933, as amended (the "Securities Act"), with.
respect to the contemplated issuance by the Company from time to time of up to $1,000,000,000 aggregate public offering price or the equivalent thereof in one or more foreign currencies or composite currencies of (i) unsecured debt securities (the "Debt Securities"), which may be issued pursuant to a Senior Indenture dated as of April 15, 1993 between the Company and First National Bank of
Chicago, as Trustee (as amended or supplemented, the "Senior Indenture"), or a Subordinated Indenture dated as of April -, 1993 to be entered into between the Company and First National Bank of Chicago, as Trustee (as amended or supplemented, the "Subordinated Indenture"), or an Indenture dated as of March 15, 1995 between the Company and First National Bank of Chicago, as Trustee (as amended or supplemented, the "Junior Subordinated Indenture" and, together with the Senior Indenture and the Subordinated Indenture, the "Indentures"); (ii) shares of preferred stock, without par value (the "Preferred Stock"), which may be represented by depositary shares (the "Depositary
Shares") evidenced by depositary receipts (the "Receipts");
(iii) shares of common stock of the Company, $1.00 par value per share (the "Common Stock"); (iv) warrants to purchase Debt Securities, Preferred Stock, Common Stock or other securities or rights (the "Warrants"); and (v) guarantees of the Company of Preferred Securities of SunAmerica Capital Trust III and SunAmerica Capital Trust IV which may be issued pursuant to Guarantee Agreements (the "Guarantee Agreements") to be executed by the Company.

     We have examined originals or copies, certified or otherwise identified to our satisfaction, of such documents, corporate records, certificates of public officials and other instruments as we have deemed necessary for the purpose of rendering this opinion. In addition, this opinion is based upon the assumption that the Registration Statement and any required post-effective amendments thereto have become effective under the Securities Act.

     On the basis of the foregoing we are of the opinion that:

     1. When (i) the Subordinated Indenture has been duly executed and delivered; (ii) the terms of the Debt
Securities and of their issuance and sale have been duly established in conformity with the Indentures relating to the Debt Securities so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and (iii) the Debt Securities have been duly executed and authenticated in accordance with the Indentures relating to the Debt Securities, and duly issued and sold as contemplated by the Registration Statement and any prospectus supplement relating thereto, the Debt Securities (including any Debt Securities duly issued (x) upon the exchange of any shares of Preferred Stock that are exchangeable into Debt Securities or (y) upon exercise of any Warrants exercisable for Debt Securities) will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     2. When (i) the Deposit Agreement relating to the Depositary Shares has been duly executed and delivered;
(ii) the terms of the Depositary Shares and of their issuance and sale have been duly established in conformity with the Deposit Agreement relating to such Depositary Shares so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (iii) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; (iv) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto; and (v) the Receipts evidencing the Depositary Shares are duly issued against the deposit of the Preferred Stock in accordance with the Deposit Agreement, such Receipts will be validly issued and will entitle the holders thereof to the rights specified therein and in the Deposit Agreement.

     3.  When (i) the Warrant Agreement relating to the Warrants
(the "Warrant Agreement") has been duly executed and delivered; (ii) the terms of the Warrants and of their issuance and sale have been duly established in conformity with the Warrant Agreement relating to such Warrants so as not to violate any applicable law or result in a default under or breach of any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; and
(iii) the Warrants have been duly executed and countersigned in accordance with the Warrant Agreement relating to such Warrants, and issued and sold in the form and in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such Warrants will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hereafter in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     4. When (i) the terms of the Preferred Stock have been duly and properly authorized for issuance and Articles Supplementary to the Charter of the Company classifying the Preferred Stock and setting forth the terms thereof have been filed; and (ii) such shares of Preferred Stock have been duly issued and paid for in the manner contemplated in the Registration Statement and any prospectus supplement relating thereto, such shares of Preferred Stock will be validly issued, fully paid and nonassessable.

     5. When (i) the shares of Common Stock have been duly and properly authorized for issuance; and (ii) the shares of Common Stock have been duly issued, sold and delivered as contemplated in the Registration Statement and any prospectus supplement relating thereto, the shares of Common Stock (including any Common Stock duly issued (x) upon the exchange of any shares of Preferred Stock that are exchangeable into Common Stock,
(y) upon the exercise of any Warrants exercisable for Common Stock or (z) upon the conversion of any Debt Securities that are convertible or exchangeable into Common Stock), will be validly issued, fully paid and nonassessable.

     6. When the Guarantee Agreements relating to the Preferred Security Guarantees have been duly executed and delivered, such Guarantee Agreements will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms, subject to (a) bankruptcy, insolvency, reorganization, fraudulent transfer, moratorium and other similar laws now or hemmer in effect relating to or affecting creditors' rights generally, and (b) general principles of equity (regardless of whether considered in a proceeding at law or in equity).

     The foregoing opinion is limited to the laws of the States of Maryland and the federal laws of the United States of America.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "Legal Matters." In giving such consent, we do not thereby admit that we are in the category of persons whose consent is required under Section 7 of the Securities Act.

                                   Very truly yours,

                                   PIPER & MARBURY LLP